Exhibit 1.1

Monogram Technologies Inc.

Offering of up to 4,444,445 units

Each unit consisting of one share of 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) and one Common Stock Purchase Warrant

SELLING AGENCY AGREEMENT

July 9, 2024

Digital Offering LLC
1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Monogram Technologies Inc., a Delaware corporation (the “Company”), will offer to investors deemed suitable pursuant to the standards set forth in FINRA (as defined below) Rule 2111 through a registered ongoing offering (the “Offering”) up to a maximum of 4,444,445 units (the “Units”), with each unit consisting of one share of the Company’s 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) and one common stock purchase warrant (the “Warrants”) to purchase one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for a total of 4,444,445 shares of the Company’s Series D Preferred Stock and warrants to purchase up to an aggregate 4,444,445 shares of the Company’s Common Stock, at an offering price of $2.25 per unit, for a maximum offering amount of $10,000,000 to investors (collectively, the “Investors.” The Units shall be offered and sold on the terms and conditions set forth in the Company’s registration statement on Form S-3 (Reg. No. 333-279927) and prospectus supplements filed with the Securities and Exchange Commission (the “SEC”), as the same may be amended or supplemented (the “Registration Statement”). However, subject to the notice requirements set forth in Section 4.13, the Company reserves the right to conduct other offerings registered or exempt from registration with the SEC. The Common Stock and Warrants to be sold in this Offering are referred to herein as the “Securities.” The Securities are more fully described in the Registration Statement. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities.

The Company hereby appoints Digital Offering LLC, a Delaware limited liability company (the “Selling Agent”), as its agent and exclusive distributor during the Subscription Period (as defined below) for the purpose of finding, on a best efforts basis, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), purchasers for the Units for cash through such broker-dealers or registered investment advisors that agree with the Selling Agent to participate in the Offering (individually, a “Financial Intermediary” and collectively, the “Financial Intermediaries”), all of which shall be members of either the Financial Industry Regulatory Authority, Inc. (“FINRA”), or registered as investment advisors with the SEC or state regulatory authorities, as appropriate, as evidenced by the execution of a Financial Intermediary Agreement (the “Financial Intermediary Agreement”) between each Financial Intermediary and the Selling Agent. The Financial Intermediary Agreements shall include agreements with FINRA registered broker-dealers (the “Selected Dealer Agreements”), as well as Select Registered Investment Advisor Agreements with SEC and/or state registered investment advisors (the “RIA Agreements”). The Selling Agent may also arrange for the sale of Units for cash directly to its own clients and customers as well as friends and family members at the offering price and subject to the terms and conditions stated in the Prospectus Supplement (as defined below). The Selling Agent hereby agrees to use its best efforts to find Financial Intermediaries to offer and sell, or recommend, the Units on said terms and conditions during the Subscription Period (as defined below).

The term “Subscription Period” shall mean that period during which Units may be offered for sale, commencing on the date of this Agreement until the Offering is terminated as provided in the Prospectus Supplement and this Agreement. Upon termination of the Subscription Period for the Offering, the Lead Selling Agent’s agency and this Agreement shall terminate without obligation on the part of the Lead Selling Agent or the Company except as otherwise set forth in this Agreement.

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Securities, as follows:

1. Agreement to Act on a Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act on a best efforts basis only, in connection with the issuance and sale by the Company of the Securities to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Company will pay to the Selling Agent a cash fee (the “Fee”) equal to five and eight-tenths percent (5.8%) of the gross offering proceeds received by the Company from the sale of the Securities in the Offering, which shall be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion.

The Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to Dealers.

2. Delivery and Payment.

(a) On or after the date of this Agreement, (i) the Company, the Selling Agent and Enterprise Bank Limited (“Enterprise Bank”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Registration Statement (the “Enterprise Bank Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for investors that participate in the Offering (the “Enterprise Bank Escrow Account”). Enterprise Bank is referred to herein as the “Escrow Agent.” The Enterprise Bank Escrow Agreement is referred to herein as an “Escrow Agreement.” The Enterprise Bank Escrow Account is referred to herein as the “Escrow Account.”

(b) Prior to the initial Closing Date (as hereinafter defined) of the Offering and any subsequent Closing Date, (i) each Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement substantially in the relevant form included as an exhibit to the Registration Statement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Selling Agent and the applicable Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to an Escrow Account funds in an amount equal to the price per Unit as shown on the cover page of the Prospectus Supplement (as hereinafter defined) multiplied by the number of Units subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to an Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in such Escrow Account.

(c) If the Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on September 30, 2024, or at such other time(s) on such other date(s), not more than sixty (60) days thereafter, as may be agreed upon by the Company and the Selling Agent (each such date, a “Closing Date”), such Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement and the Company shall deliver the Securities purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Equity Stock Transfer (the “Transfer Agent”). The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(e) If the Company and the Selling Agent determine that the Offering will not proceed, then the Escrow Agent shall promptly return the funds to the investors without interest.

3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Selling Agent that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement registering the Securities pursuant to the Act for the registration of the Securities, and the Registration Statement became effective on June 14, 2024. At the time of such filing, the Company met the requirements of Form S-3 under the Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies with said rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such Registration Statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Selling Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statements, the Base Prospectus or the Prospectus Supplement shall each be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 6 of Form S-3 which were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statements, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statements, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. As used in this Agreement:

(b) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statements and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, Base Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Act and the Exchange Act and the applicable Rules and Regulations. Each of the Registration Statement, the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statements, the Base Prospectus, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Registration Statements, the Base Prospectus, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

(c) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or materially affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Selling Agent, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date.

(d) The Company has no subsidiaries, nor does it own a controlling interest in any entity.

(e) The Company is subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Registration Statement was originally filed with the Commission. The Company has filed during the two-year period preceding the date the Registration Statement was originally filed with the Commission all ongoing reports required by the Rules and Regulations under Regulation A and the Exchange Act.

(f) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(g) The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(h) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(i) The issuance and sale of the Securities have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Prospectus Supplement. The holders of the Securities will not be subject to personal liability by reason of being such holders. The Securities, when issued, will conform to the description thereof set forth in the Prospectus Supplement in all material respects.

(j) The financial statements and the related notes included in the Registration Statement, the Base Prospectus and the Prospectus Supplement present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus Supplement. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(k) Fruci & Associates II, PLLC (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(j), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement, the Base Prospectus and the Prospectus Supplement comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(l) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Base Prospectus and the most recent Prospectus Supplement and prior to the Closing and any Subsequent Closing, other than as described or contemplated by in the Prospectus Supplement (A) there has not been and will not have been any material change in the capital stock of the Company or any change in the long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Change”) and (B) the Company has not sustained nor does it reasonably expect to sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

(m) Since the date as of which information is given in the most recent Prospectus Supplement, the Company has not entered nor will before the Closing or any Subsequent Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, in each case except as disclosed in the Prospectus Supplement, and the Company has no plans to do any of the foregoing.

(n) The Company has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or the Prospectus Supplement as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus Supplement as being leased by the Company that is material to the business of the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(p) The Company has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected except as would not have a Material Adverse Effect or as disclosed in the Prospectus Supplement, and, to the Company’s knowledge, no other party under any material contract or other material agreement to which it is a party is in default in any respect thereunder. The Company is not in violation of any provision of its organizational or governing documents.

(q) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications or decrees of, any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Securities.

(r) There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action, in each case other than those accurately described in all material respects in the Prospectus Supplement or that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely and materially affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(s) Neither the execution of this Agreement, nor the issuance, offering or sale of the Securities, nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Company, or (2) any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary, except in each case with respect to clauses (i) and (ii) only, would not have be reasonably expected to have, in the aggregate, a Material Adverse Effect.

(t) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(u) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(v) Other than as previously disclosed to the Selling Agent in writing, neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has and, except in consultation with the Selling Agent, will publish, advertise or otherwise make any announcements concerning the distribution of the Securities, and the Company has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Securities nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Securities.

(w) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Registration Statement.

(x) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, except in each case as would not be reasonably expected to have a Material Adverse Effect.

(y) The Company: (i) is and has been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any regulatory agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any governmental authority, except in the case of (ii) or (iii) as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(aa) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(bb) The Company owns possesses, licenses or has other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect.

(cc) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by it through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company is there any proposed additional tax assessments against the Company which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Selling Agent to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Securities to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(dd) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ee) The Company is insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

(ff) Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) The operations of the Company is and has been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the net proceeds of the Offering, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the Offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(ii) Reserved.

(jj) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(kk) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which would be required to be disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement and is not so disclosed.

(ll) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act or the Rules and Regulations or the interpretations thereof by the Commission.

(mm) Except as set forth in or contemplated by this Agreement (including in connection with any Dealer), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Selling Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(nn) To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers or any five percent or greater stockholder of the Company, on an as converted basis, or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(oo) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Registration Statement, the Base Prospectus or the Prospectus Supplement and is not so described.

(pp) The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

4. Agreements of the Company

(a) The Registration Statement has become effective, and the Company will file the Prospectus Supplement, subject to the prior approval of the Selling Agent, pursuant to the Rules and Regulations under the Act, within the prescribed time period and will provide a copy of such filing to the Selling Agent promptly following such filing.

(b) The Company will not, during such period as the Prospectus Supplement would be required by law to be delivered in connection with sales of the Securities by an underwriter or dealer in connection with the Offering contemplated by this Agreement (whether physically or through compliance with the Rules and Regulations under the Act), file any amendment or supplement to the Registration Statement or the Prospectus Supplement, in each case related to the Offering, without the consent of the Selling Agent, such consent not to be unreasonably withheld or subject to undue delay..

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Registration Statement is filed; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus Supplement or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement or the Prospectus Supplement, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement, the Base Prospectus or the Prospectus Supplement untrue in any material respect or that requires the making of any changes in the Registration Statement, the Base Prospectus or the Prospectus Supplement in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the registration or exemption from registration of the Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the Offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Selling Agent, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to the Act and the Rules and Regulations and to notify the Selling Agent promptly of all such filings.

(d) If, at any time when the Prospectus Supplement relating to the Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus Supplement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, at any time to amend or supplement the Prospectus Supplement or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement and/or an amendment or supplement to the Prospectus Supplement that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agent, without charge, such number of copies thereof as the Selling Agent may reasonably request. The Company consents to the use of the Prospectus Supplement or any amendment or supplement thereto by the Selling Agent, and the Selling Agent agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Prospectus Supplement and any amendments or supplements thereto.

(e) The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Securities, will not distribute any Offering material in connection with the offering and sale of the Securities other than each Base Prospectus and Prospectus Supplement, or such other materials as to which the Selling Agent shall have consented in writing.

(f) Prior to the sale of the Securities to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus Supplement under the caption “Use of Proceeds.”

(h) The Company will not at any time, directly or indirectly, take any action in violation of Regulation M of the Rules and Regulations.

5. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent represents and warrants and covenants to the Company that:

(a) The Selling Agent (i) is registered as a broker/dealer under the Exchange Act, (ii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by the Selling Agent, (iii) is and will be a body corporate validly existing under the laws of its place of formation; (iv) has full power and authority to enter into and perform its obligations under this Agreement, (v) in effecting sales in this Offering, the Selling Agent agrees to comply in all material respects with applicable provisions of the Act, the Exchange Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements), and (vi) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of the Placement Agent enforceable in accordance with its terms.

(b) The Selling Agent and each Dealer is a member of FINRA in good standing and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(c) Except for Participating Dealer Agreements, no agreement will be made by the Selling Agent with any person permitting the resale, repurchase or distribution of any Securities purchased by such person.

(d) Except as otherwise consented to by the Company, the Selling Agent has not and will not use or distribute any written offering materials other than the Base Prospectus and the Prospectus Supplement, and shall only distribute the most current Prospectus Supplement as of the date of such distribution. The Selling Agent has not and will not use any “broker-dealer use only” materials with members of the public or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the most current Prospectus Supplement as of the date of such verbal representations in connection with offers or sales of the Securities.

(e) The Selling Agent will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other applicable federal securities laws as may from time to time be in effect, state securities laws and the rules of FINRA, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), and 5110 (Corporate Financing Rule - Underwriting Terms and Arrangements). Each Financial Intermediary and each salesperson acting on behalf of the Selling Agent or a Financial Intermediary will be a broker-dealer registered and in good standing with FINRA and registered with the SEC or be an investment advisor registered with the SEC or state regulatory authority, as appropriate, and be duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell Units.

(f) The Selling Agent shall, and shall cause all Financial Intermediaries to, cease closing deals of the Company’s Units at any time if and when the Company notifies the Selling Agent in writing to cease making such offerings or closing deals and will not resume until the Company notifies the Selling Agent in writing that such offerings or closings may resume.

(g) The Selling Agent will provide the Company with such information relating to the offer and sale of the Company’s Units by it and the Financial Intermediaries as the Company may from time-to-time reasonably request or as may be requested to enable the Company to prepare such reports of sale of its Units as may be required to be filed under applicable securities laws.

(h) The Selling Agent or the Financial Intermediaries will provide each prospective investor with a copy of the Base Prospectus and any amendments or Prospectus Supplements thereto during the course of the Offering and prior to the sale of Units to such investor.

(i) The Selling Agent shall not execute any transaction in which an investor invests in Units in a discretionary account without the prior written approval of the transaction by the investor, or the acknowledgement or representation by a financial advisor

6. Expenses.

(i) The Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement (including each and every amendment thereto) and exhibits thereto, each Base Prospectus, the Prospectus Supplement and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Securities (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including each and every amendment thereto), each Base Prospectus, the Prospectus Supplement, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Securities and market making activities of the Selling Agent, (iv) any filings required to be made by the Selling Agent with FINRA, and the fees, disbursements and other charges in connection therewith, and in connection with any required review by FINRA, (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vi) the fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $75,000, $25,000 of which has already been paid, (vii) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Investors, (viii) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vi) of this Agreement, (ix) the costs and expenses of the public relations firm referred to in Section 4(i) hereof and (x) the fees and expenses of the Escrow Agent. The $25,000 advance payment fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

(ii)  The Company has agreed to pay DealMaker Reach LLC (“Reach”), an affiliate of DealMaker Securities, LLC, a participating dealer in the Offering, pursuant to an agreement dated March 20, 2024, a monthly fee of $12,000 in cash up to a maximum of $48,000. The Company has also paid Reach a $30,000 launch fee. This launch fee received by Reach will be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). To the extent services under the agreement are commenced in advance of a FINRA no objection letter being received by the Company, such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). A maximum of $36,000 or three months of account management fees are payable prior to a no objection letter being received.

(iii) It is understood, however, that except as provided in this Section, the Fee set forth in Section 1, and Section 8 entitled “Indemnification”, the Selling Agent, Reach, and each Dealer will pay all of their costs and expenses, processing fees (include any credit card fees), execution fees and expenses, account set up fees, and any advertising expenses not otherwise specified in this Agreement connected with any offers they may make.

7. Conditions of the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder are subject to the following conditions:

(i) (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Registration Statement or the registration or exemption of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus Supplement shall have been filed unless a copy thereof was first submitted to the Selling Agent and the Selling Agent did not object thereto in good faith, and the Selling Agent shall have received certificates of the Company, dated as of each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

(ii) Since the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement, if in the reasonable judgment of the Selling Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities to Investors as contemplated hereby.

(iii) Since the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Selling Agent, would reasonably be expected to have a Material Adverse Effect.

(iv) Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) The Selling Agent shall have received an opinion and a negative assurances letter (the “Letters”), each dated as of the initial Closing Date, and “bring down” forms of the Letters dated as of each subsequent Closing Date, if any, following each fiscal quarter ending after the initial Closing Date until the Offering is terminated, of Duane Morris LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Selling Agent and its counsel.

(vi) At the initial Closing, the Accountants shall have furnished to the Selling Agent a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Selling Agent and in form and substance reasonably satisfactory to the Selling Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to selling agents with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Registration Statement, the Base Prospectus and the Prospectus Supplement. Additionally, the Accountants shall provide “bring down” comfort letters at any subsequent Closing until the Offering is terminated, to update the Comfort Letter to reflect the filing with the SEC of the Company’s financial statements for the reporting periods not covered in the initial or subsequent Comfort Letters.

(viii) At the Closing and at any Subsequent Closing, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Selling Agent to the effect that each signer has carefully examined the Registration Statement, the Prospectus Supplement and the Base Prospectus, and that to each of such person’s knowledge:

(a) (1) As of the date of each such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus Supplement nor the Base Prospectus contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus Supplement in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e) Subsequent to the date of the most recent financial statements in the Registration Statement and in the Prospectus Supplement, there has been no Material Adverse Change.

(ix) The Company shall have furnished or caused to be furnished to the Selling Agent such certificates, in addition to those specifically mentioned herein, as the Selling Agent may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Selling Agent.

(x) [intentionally omitted]

(xi) [intentionally omitted]

(xii) The Company shall have furnished or caused to be furnished to the Selling Agent on each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(xiii) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(xiv) Subsequent to the execution and delivery of this Agreement and up to the Closing Date and any subsequent Closing Date there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE:MKT or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Selling Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on any Closing Date on the terms and in the manner contemplated in the Prospectus Supplement.

8. Indemnification.

(i) The Company shall indemnify, defend and hold harmless the Selling Agent and each of the Dealers, and each of their respective directors, officers, employees and agents and each person, if any, who controls any Selling  Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Selling Agent Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Selling Agent Indemnified Party is a party thereto)), to which any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (1) the Registration Statement or the Prospectus Supplement or any amendment or supplement thereto, (2) the Base Prospectus, or (3) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in the Registration Statement, any Prospectus Supplement or the Base Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the Offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for inclusion in the Registration Statement, the Base Prospectus or any Prospectus Supplement, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in subsection (ii) below. The indemnification obligations under this Section 8(i) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(ii) The Selling Agent will indemnify, defend and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that (i) arise out of or are based upon any untrue statement made by the Selling Agent in Section 5 of this Agreement, (ii) arise out of or are based upon any failure or alleged failure of the Selling Agent to pay any compensation to a Dealer or Dealers, (iii) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus or any Prospectus Supplement, or any amendment or supplement thereto, or (iv) arise out of or are based solely upon the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Base Prospectus or any Prospectus Supplement or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus or any Prospectus Supplement, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Selling Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in the Base Prospectus and the Prospectus Supplement constitute the only information relating to the Selling Agent furnished in writing to the Company by the Selling Agent expressly for inclusion in the Registration Statement, the Base Prospectus or any Prospectus Supplement. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by THE Selling Agent pursuant to the terms of this Agreement.

(iii) Promptly after receipt by an indemnified party under subsection (i) or (ii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(iv) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Agent on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Fee received by the Selling Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Selling Agent will not be required to contribute any amount in excess of the Fee received by the Selling Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination.

(i) The obligations of the Selling Agent under this Agreement may be terminated at any time prior to the initial Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company if, prior to delivery and payment for the Securities, in the sole judgment of the Selling Agent: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Selling Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (c) trading in any securities of the Company has been suspended or materially limited; (d) trading generally on the New York Stock Exchange, Inc., NYSE:MKT or NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (e) a banking moratorium has been declared by any state or Federal authority; (f) in the judgment of the Selling Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus Supplement, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business or (g) there has occurred a material breach of this Agreement by the Company, which breach cannot be cured or is not cured within ten (10) days following written notice to the Company from Selling Agent of such breach.

(ii) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, Monogram Technologies Inc., 3913 Todd lane, Austin Texas 78744, Attention: Benjamin Sexson with copies to Duane Morris LLP, 1540 Broadway, New York, NY 10036, Attention: Dean Colucci or (ii) if to the Selling Agent, at the office of Digital Offering LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036 Attention: Lou Bevilacqua, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Selling Agent and any person or persons who control the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities shall be deemed a successor because of such purchase.

13. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed Peter Weinberg pursuant to a Form U-2 Uniform Consent to Service of Process filed with the Secretary of State of the State of New York, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Selling Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Selling Agent of any sum adjudged to be so due in such other currency, on which the Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Selling Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Selling Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Selling Agent hereunder, the Selling Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Selling Agent hereunder.

14. Acknowledgement. The Company acknowledges and agrees that the Selling Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby. Additionally, the Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company.

15. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

MONOGRAM TECHNOLOGIES INC.

By:	/s/ Benjamin Sexson
Name:	Benjamin Sexson
Title:	Chairman and Chief Executive Officer

Accepted as of the date hereof:

DIGITAL OFFERING LLC

By:	/s/ Gordon McBean
Name:	Gordon McBean
Title:	Chief Executive Officer

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